NEW AGE PUBLICATIONS, INC.

    Subic/ Bldg. 8584 Boton Wharf, Subic Bay Freeport Zone, Philippines 2200 Clark/Bldg. PTI-07, 1961" Area, Philexcel Compound, Clark Special Economic Zone
                              Pampanga, Philippines

                             SUBSCRIBER'S AGREEMENT
                             ----------------------

This agreement made and entered into by and between:

     NEW AGE PUBLICATIONS, INC., holding office at the above addresses and hereinafter referred to as he "COMPANY";

                                       and

     TORQUAY   ASSOCIATES   LTD.,   with  main  office  at  82/9   Sukhumvit  77
Road,Suanluang, Suanluang, Bangkok 10 110 Thailand, hereinafter referred to as the "SUBSCRIBER";

                              THE PARTIES AGREE AS FOLLOWS:

     Section 1. SERVICES - The COMPANY shall provide to the SUBSCRIBER the following facilities and services:

     1.1 The use of Five Hundred Forty (540) square meters of office space, no part of which is to be separately guarded, restricted or closed to the COMPANY'S employees who may utilize shared portions of the space, more particularly described in a map attached and made an integral part hereof as Annex "A";

     1.2 Availment of equipment and services necessary for the SUBSCRIBER'S day to day operations, in particular the provision of furniture, telecommunications, computers and peripherals, and mailing services, more particularly described in a list attached and made an integral part hereof as Annex "B";

     1.3 Housing and transportation for the SUBSCRIBER'S employees, more particularly described in a list attached and made an integral part hereof an Annex "C";

     1.4 The production of printed materials and the use of letter shop facilities at cost price;

     1.5 The use and direction of any of the COMPANY's designated client liason employees or contractors for the coordination of printing, mailing, facilities maintenance and accounting;

     1.6 The use of telephone and Internet facilities, utilities, and access to courier and mailing services, etc. for which the COMPANY will invoice SUBSCRIBER for its portion of such services paid by the COMPANY on behalf of SUBSCRIBER upon approval of breakdown by SUBSCRIBER; and

     1.7 Assistance in hiring new personnel to work in the premises on a permanent or contract basis.

     Section 2. TERM - The subscription period shall commence on 30 June, 1998 and shall expire on June 30, 2003.

     Section 3. FEES - The monthly fee shall be US DOLLARS TWENTY THOUSAND ($20,000) ONLY, payable monthly in advance for the entire term of this agreement.

     The COMPANY is a Non VAT registered corporation. Consequently, invoices in connection with this agreement and all services provided hereunder shall be billed exclusive of VAT.

     Section 4. USE OF PREMISES - The SUBSCRIBER shall strictly adhere to the following:

     4.1 Use the facilities and services of the COMPANY only for moral and lawful purposes;

     4.2 Use its best efforts to property use and maintain the premises and property in the premises;

     4.3  Notify the COMPANY of any breakdown of any equipment in the premises;

     4.4 At the end of the contract period, return the premises to the COMPANY in the same condition as when the occupancy of the SUBSCRIBER began, ordinary wear and tear excepted;

     4.5 Be responsible for all damages on the premises, facilities and housing (excluding damages resulting from or caused by an Act of God )

     Section 5. SUBLEASE - Without prior written consent of the COMPANY, the SUBSCRIBER may not sublease, lend, transfer or in any other way take the whole or a part of the premises for use by a third party.

     Section 6. FREE AND HARMLESS The SUBSCRIBER shall have sole and exclusive responsibility for all acts and omissions of its employees and employees of its clients using the premises. The SUBSCRIBER shall hold the COMPANY free and harmless from all claims by its employees or third parties arising from acts and omissions of the SUBSCRIBER and/or its employees. Furthermore, the SUBSCRIBER shall reimburse the COMPANY for all expenses and costs which the COMPANY may be required to pay resulting from all acts and omissions of SUBSCRIBER and/or its employees and/or guests.

     Section 7. CANCELLATION - The SUBSCRIBER may terminate this agreement at any time during the period of the contract by providing seven (7) days prior written notice,

     Section 8. TERMINATION - In the event the SUBSCRIBER fails to comply with any or all of the terms of this agreement or fails to make payment of the monthly fee on due date, the COMPANY may terminate this agreement without prior written notice.

     Section 9. AMENDMENT - This agreement may not be amended without the written consent of the parties.

     Section 10. GOVERNING LAW - This Agreement shall be governed by and construed in accordance with the laws of the Republic of the Philippines.

     Section 11. EFFECTIVITY - This Agreement shall take effect upon the signing of both parties. The parties hereto will execute this Agreement in duplicate.

     IN WITNESS WHEREOF, the parties have here unto set their hands in Clark Special Economic Zone, Pampanga Philippines this day 30 June 1998.

NEW AGE PUBLICATIONS, INC.                   TORQUAY ASSOCIATES LTD.



By: /S/ Eric Montandon                       By: /S/ Mr. MICHAEL MANDELL
---------------------------------            -----------------------------------
ERIC MONTANDON                               Mr. MICHAEL MANDELL
President                                    SENIOER Vice-President


                               IN THE PRESENCE OF


-----------------------------                     ----------------------------

                                 ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)
                            ) SS.

     BEFORE ME, a Notary Public, for and in the City of this day of personally appeared with Passport No. issued on _______ at the City of_______ and with Passport No.issued on _______ at the City of ______________ known to me and to me known to bee the same persons who executed the foregoing Subscriber's
Agreement consisting of four (4) pages including the page on which this Acknowledgment is written and signed by the affiants and acknowledged to me that the same are their free and voluntary acts and deeds.

     WITNESS MY HAND AND SEAL on the date and at the place first above-written.

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